Exhibit 10.24.3

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this "Agreement") is made on August 10, 2015, by Talon Technologies, Inc., a California corporation, and Tag-It Pacific Limited, a Hong Kong corporation (each individually, a "Guarantor" and collectively, the "Guarantors") for the benefit of Princess Investment Holdings Inc., a Delaware corporation ("Lender").

W I T N E S S E T H:

WHEREAS, Lender is providing a loan of up to $3,000,000 (the "Loan") to Talon International, Inc. (“Borrower”) pursuant to a Loan and Reimbursement Agreement, of even date herewith, among Borrower, Guarantors and Lender (the "Loan Agreement") (terms used herein but not defined herein shall have the meaning therefor in the Loan Agreement);

WHEREAS, each Guarantor is a subsidiary of Borrower and believes it shall substantially benefit, directly or indirectly, from the Loan; and

WHEREAS, as a condition to entering into the Loan Agreement, the Lender has required the Guarantors to guarantee to the Lender the obligations of the Borrower under the Loan Documents and certain other items as herein set forth.

NOW, THEREFORE, in order to induce the Lender to enter into the Loan Documents and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally covenants and agrees as follows:

1.             Guarantors irrevocably and unconditionally fully guarantee the due, prompt and complete payment and performance of each and every one of the following obligations (collectively, the "Indebtedness"): (a) all present and future obligations of the Borrower under the Loan Documents, including the due and punctual payment of principal of and interest on the Loan and all amounts owed under the Loan Documents, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms of the Loan Documents (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding) and (b) all attorneys' fees and all costs and other expenses which Lender expends or incurs in collection or compromise of the obligations under the Loan Documents, whether or not suit is filed, including, without limitation, all costs, attorneys' fees and expenses incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Borrower which in any way affect the exercise by Lender of its rights and remedies under a Loan Document.

2.             Each Guarantor hereby grants to Lender, in the uncontrolled discretion of Lender, and without notice to Guarantors, the power and authority to deal in any lawful manner with the Indebtedness and the other obligations guaranteed hereby, and without limiting the generality of the foregoing, further power and authority, from time to time, subject to the terms and conditions of the Loan Documents:

(a)     to renew, compromise, extend, accelerate or otherwise change the time or place of payment of, or to otherwise change the terms of, the Indebtedness;

(b)     to take and hold security for the payment or performance of the Indebtedness and to impair, exhaust, exchange, enforce, waive or release any such security;

(c)     to direct the order or manner of sale of any such security as Lender, in its discretion, may determine;

(d)     to grant any indulgence, forbearance or waiver with respect to the Indebtedness;

(e)     to release or waive rights against any one or more Guarantor without releasing or waiving any rights against any other guarantor; and/or

(f)      to agree to any third-party valuation of any collateral securing payment of any of the Indebtedness in any proceedings under the United States Bankruptcy Code concerning Borrower.

The liability of Guarantors hereunder shall not be affected, impaired or reduced in any way by any action taken by Lender under the foregoing provisions or any other provision hereof, or by any delay, failure or refusal of Lender to exercise any right or remedy it may have against Borrower or any other person, firm or corporation, including other guarantors, if any, liable for all or any part of the Indebtedness.

3.             Each Guarantor agrees that if any of the Indebtedness is not fully and timely paid or performed according to the tenor thereof, whether by acceleration or otherwise, Guarantors shall immediately upon receipt of written demand therefor from Lender pay all of the Indebtedness hereby guaranteed in like manner as if the Indebtedness constituted the direct and primary obligation of Guarantors. Until the Indebtedness is paid in full, Guarantors shall not have any right of subrogation as a result of any payment hereunder or any other payment made by a Guarantor on account of the Indebtedness, and each Guarantor hereby waives, releases and relinquishes its right to enforce any claim based on any right of subrogation, any claim for unjust enrichment or any other theory that would entitle such Guarantor to a claim against Borrower based on any payment made hereunder or otherwise on account of the Indebtedness.

4.             This Agreement and the obligations of Guarantors hereunder shall be continuing and irrevocable until the Indebtedness has been satisfied in full. Notwithstanding the foregoing or anything else set forth herein, and in addition thereto, if at any time all or any part of any payment received by Lender from a Guarantor under or with respect to this Agreement or from Borrower is or must be rescinded or returned for any reason whatsoever (including, but not limited to, determination that said payment was a voidable preference or fraudulent transfer under insolvency, bankruptcy or reorganization laws), then Guarantors' obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous receipt of payment by Lender, and Guarantors' obligations hereunder shall continue to be effective or be reinstated as to such payment, all as though such previous payment to Lender had never been made. The provisions of the foregoing sentence shall survive termination of this Agreement, and shall remain a valid and binding obligation of each Guarantor until satisfied.

5.            Each Guarantor hereby waives and agrees not to assert or take advantage of:

(a)     any right to require Lender to proceed against Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power before proceeding against a Guarantor hereunder;

(b)     the defense of the statute of limitations in any action hereunder or in any action for the collection of the Indebtedness or the performance of any other obligations guaranteed hereby;

(c)     any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

(d)     demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notices of any kind, including, without limitation, notice of acceptance of this Agreement and notice of any action or non-action on the part of Lender or on the part of any other person whomsoever under this Agreement or any other instrument in connection with the Indebtedness;

(e)     any defense based upon an election of remedies by Lender, even though that election of remedies has destroyed a Guarantor's rights of subrogation and reimbursement against Borrower;

(f)     any rights or benefits under Sections 2787 to 2855 of the California Civil Code, as same may be amended or replaced from time to time, and any right of a Guarantor to proceed against the Lender for reimbursement;

(g)     any election by the Lender to exercise any right or remedy it may have against the Borrower or any security held by the Lender, including, without limitation, the right to foreclose upon any such security by judicial or non-judicial sale, without affecting or impairing in any way the liability of Guarantors hereunder, except to the extent the Indebtedness has been paid, and each Guarantor waives any default arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of such Guarantor against the Borrower or any such security whether resulting from such election by the Lender or otherwise. Each Guarantor understands that if all or any part of the liability of the Borrower to the Lender for the Indebtedness is secured by real property, the Guarantors shall be liable for the full amount of its liability hereunder, notwithstanding foreclosure on such real property by trustee sale or any other reason impairing the Guarantor' right to proceed against the Borrower; and

(h)     all duty or obligation on the part of Lender to perfect, protect, not impair, retain or enforce any security for the payment of the Indebtedness or performance of any of the other obligations guaranteed hereby.

6.             Each Guarantor acknowledges that it has been made aware of the provisions of California Civil Code Section 2856, has read and understands the provisions of that statute, has been advised by its counsel as to the scope, purpose and effect of that statute, and based thereon, and without limiting the foregoing waivers, Guarantor agrees to waive all suretyship rights and defenses described in California Civil Code Section 2856(a).

7.             The amount of Guarantors' liability and all rights, powers and remedies of Lender hereunder shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lender under the Loan Documents or otherwise by law. With respect to Guarantors, this Agreement is in addition to and exclusive of the guaranty of any other person or entity which guarantees the Indebtedness.

8.             The liability of Guarantors under this Agreement shall be an absolute, direct, immediate and unconditional guarantee of payment and not of collectibility. The obligations of Guarantors hereunder are independent of the obligations of Borrower or any other party which may be initially or otherwise responsible for performance or payment of the obligations hereunder guaranteed, and, in the event of any default under the Loan Documents, a separate action or actions may be brought and prosecuted against a Guarantor, whether or not Borrower is joined therein or a separate action or actions are brought against Borrower. Lender may maintain successive actions for any default.

9.             The Lender, in its sole discretion, may at any time enter into agreements with the Borrower or with any other person to amend, modify or change the Loan Documents or any document or agreement relating in any way to the terms and provisions thereof, or may at any time waive or release any provision or provisions thereof and, with reference thereto, may make and enter into all such agreements as the Lender may deem proper or desirable, without any notice or further assent from Guarantors and without in any manner impairing or affecting this Agreement or any of the rights of the Lender or Guarantors' obligations hereunder.

10.           Each Guarantor hereby agrees to pay to Lender, upon demand, attorneys' fees and all costs and other expenses which Lender expends or incurs in enforcing this Agreement against a Guarantor whether or not suit is filed, including, without limitation, all costs, attorneys' fees and expenses incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving a Guarantor which in any way affect the exercise by Lender of its rights and remedies hereunder.

11.           No provision of this Agreement or right of Lender hereunder can be waived nor can a Guarantor be released from such Guarantor's obligations hereunder except by a writing duly executed by Lender. This Agreement may not be amended except by the express terms of a writing duly executed by Lender and the Guarantor to be bound by such amendment.

12.           When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural, and the masculine shall include the feminine and neuter and vice versa. The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

13.           If any or all of the Indebtedness is assigned by Lender, this Agreement shall automatically be assigned therewith in whole or in part, as applicable, without the need of any express assignment and when so assigned, Guarantors shall be bound as set forth herein to the assignee(s) without in any manner affecting Guarantors' liability hereunder for any part of the Indebtedness retained by Lender.

14.           This Agreement shall inure to the benefit of and bind the successors and assigns of Lender and Guarantors.

15.           Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if made in accordance with Section 11 of the Loan Agreement.

16.           This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of California without regard to principles of conflicts of laws.

17.           The headings used herein are for convenience only and do not limit or alter the terms of this Agreement or in any way affect the meaning or interpretation of this Agreement. Neither this Agreement nor any provision contained in this Agreement will be interpreted in favor of or against any party hereto because such party or its legal counsel drafted this Agreement or such provision

18.           This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties in respect of the subject matter hereof and thereof.

19.           The invalidity or unenforceability of any terms or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect, and, if any such unenforceable provision hereof is enforceable in any part or to any lesser extent, such provision shall be enforceable in all such parts and to the greatest extent permissible under applicable law.

20.           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument. A facsimile or pfd signature shall constitute an original signature.

21.           Venue for any dispute hereunder shall be as set forth in Section 23 of the Loan Agreement.

22.           The obligations of Guarantors hereunder shall be joint and several.

IN WITNESS WHEREOF, each Guarantor has executed this Agreement as of the day and year first above written.

Talon Technologies, Inc., a California corporation

By: /s/ Nancy Agger-Nielsen

Name:    Nancy Agger-Nielsen

Title:          CFO

Tag-It Pacific Limited, a Hong Kong corporation

By: /s/ Nancy Agger-Nielsen

Name:    Nancy Agger-Nielsen

Title:          Director